RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              EQUITY ONE ABS, INC.

                  Equity One ABS, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is Equity One ABS, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 26, 1997.

                  2. The Corporation has not received any payment for any of its stock.

                  3. Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

                  4. The text of the Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is EQUITY ONE ABS, INC. (the "Corporation").

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 3411 Silverside Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Organization Services, Inc.

                  THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage solely in the following activities, subject to applicable laws and regulations:

                           a. To acquire, purchase, own, hold, sell, assign, transfer, pledge or otherwise dispose of:

                                    (1) interests in (A) loan agreements,
                           promissory notes or other evidences of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust, pledge agreements or other security devices creating first and/or subordinate liens on one- to four-family residential properties, detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units,


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                           individual units in planned unit developments, and
                           certain other dwelling units (the "Single Family Properties") or mixed use properties which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses (together with the Single Family Properties, the "Properties"), (B) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured by first and/or subordinate liens on Single Family Properties and/or (C) home improvement sale contracts and installment sale agreements (the "Home Improvement Contracts" and, together with the Home Equity Loans and the Mortgage Loans, the "Loans") that are either unsecured or secured primarily by subordinate liens on Single Family Properties or by purchase money security interests in the home improvements financed thereby;

                                    (2) mortgage-backed securities insured
                           and/or guaranteed as to timely payment of interest and/or principal by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation; and

                                    (3) mortgage pass-through certificates,
                           mortgage pay-through notes, collateralized mortgage obligations and other asset-backed securities and instruments issued by a trust (including a business trust), a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation engaged in the business of establishing trusts and acquiring and selling residential loans to such trusts and selling beneficial interests in such trusts.

                  b. To act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement, master servicing agreement, servicing agreement or other agreement to issue one or more series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing interests in Loans and/or to issue pursuant to an indenture or other agreement one or more series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Debt Obligations") collateralized by Loans and/or other property and to enter into any other

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                  agreement in connection with the authorization, issuance, sale and delivery of Certificates and/or Debt Obligations (collectively, the "Securities").

                  c. To acquire, own, hold, pledge, sell, transfer, assign or otherwise deal with Securities, including Securities representing a senior interest in Loans ("Senior Interests"), representing a subordinated interest in Loans ("Subordinated Interests") or a residual interest in Loans ("Residual Interests").

                  d. To loan or invest or otherwise apply proceeds from Loans, funds received in respect of Securities, Senior Interests, Subordinated Interests or Residual Interests and any other income, as determined by the Corporation's Board of Directors.

                  e. To engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the GCL that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

                  FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, and the par value of such shares shall be $0.01 per share.

                  FIFTH: The name and mailing address of the sole incorporator is as follows:

                                Gilbert B. Warren
                              103 Springer Building
                              3411 Silverside Road
                              Wilmington, DE 19810

                  SIXTH: The Corporation is to have perpetual existence.

                  SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                           1. The business and affairs of the Corporation shall
                  be managed by or under the direction of the Board of Directors.

                           2. In furtherance and not in limitation of the powers
                  conferred by statute, the Board of Directors shall have concurrent power with the stockholders to


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                  make, alter, amend, change, add to or repeal the bylaws
                  of the Corporation.

                           3. The number of directors of the Corporation shall
                  initially be five and thereafter shall be as from time to time fixed by, or in the manner provided in, the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.

                           4. At least one director of the Corporation will not
                  be a director, officer or employee of any direct or indirect parent of the Corporation or of any affiliate of such parent.

                           5. In addition to the powers and authority
                  hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the GCL, this Certificate of Incorporation and the bylaws of the Corporation; provided, however, that no bylaw hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such bylaw had not been adopted. The Corporation's Board of Directors will duly authorize all of the Corporation's actions.

                           6. The Corporation's funds and other assets will not
                  be commingled with those of any of its stockholders or of any direct or indirect parent of the Corporation or of any affiliate of any such parent.

                           7. The Corporation will maintain separate corporate
                  records and books of account from those of any of its stockholders or of any direct or indirect parent of the Corporation or of any affiliate of any such parent.

                  EIGHTH: The Corporation shall not issue, assume or guarantee any debt securities unless such debt securities are acceptable to the rating agencies that have rated any outstanding Securities and such issuance, assumption or guarantee will not result in the downgrade or withdrawal of the rating then assigned to any outstanding Securities then rated by such rating agency.

                  NINTH: A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud


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         shall a director of the Corporation be liable to account to the
         Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

                  TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                  ELEVENTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation, for so long as any rated Securities remain outstanding, shall not:

                           (i) engage in any business or activity other than
                  those set forth in Article THIRD;

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                           (ii) dissolve or liquidate, in whole or in part;
                  consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                                    (A) the entity (if other than the
                           Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation, is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation, and has a Certificate of Incorporation containing provisions identical to the provisions of Articles THIRD, SEVENTH, EIGHTH, ELEVENTH and FIFTEENTH of this Certificate of Incorporation;

                                    (B) immediately after giving effect to the
                           transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness; and

                                    (C) the Corporation receives written
                           confirmation from each rating agency then rating any outstanding Securities that such merger or consolidation will not result in the downgrade or withdrawal of the rating then assigned to any Securities then rated by such rating agency; and

                           (iii) without the affirmative vote of 100% of the
                  members of the Board of Directors of the Corporation, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or dissolve, liquidate, consolidate, merge or sell all or substantially all of the assets of the Corporation.

                  TWELFTH: The Board of Directors, by the affirmative vote of a majority of the whole Board, and irrespective of any personal interest of its members, shall have authority to provide reasonable compensation of all directors for

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


         services, ordinary or extraordinary, to the Corporation as directors, officers or otherwise.

                  THIRTEENTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books and records of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware.

                  FOURTEENTH: Each person who is or was a director or officer of the Corporation, and each person who serves or has served at the request of the Corporation as a director or officer (or its equivalent) of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by applicable law in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors.

                  FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided that no such amendment of Articles THIRD, SEVENTH, EIGHTH, ELEVENTH or FIFTEENTH shall be effective without the Corporation having received confirmation from each rating agency rating any outstanding Securities that such amendment shall not result in the termination or lowering of the rating of such Securities.

                  IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by a duly authorized officer of the Corporation this 13th day of June, 1997.




                                            /s/ George P. Warren, Jr.
                                            ----------------------------
                                            George P. Warren, Jr.

                                            Vice President


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